Exhibit 10.4

                                SERVICE AGREEMENT

         THIS AGREEMENT, made and entered into as of January 10, 2001, between SOUTHERN COMPANY SERVICES, INC., a corporation organized under the laws of the State of Alabama (hereinafter sometimes referred to as the "Service Company") and SOUTHERN POWER COMPANY, a corporation organized under the laws of the State of Delaware (hereinafter sometimes referred to as "Client Company");

                                   WITNESSETH:

          THAT, WHEREAS, Service Company is willing to provide Client Company certain services upon request by Client Company; and

          WHEREAS, Client Company wishes to obtain such services from Service Company;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties hereto agree as follows:

         1.       Agreement to Furnish Services

         Service Company agrees to furnish to Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Article 2 hereof, at such times, for such periods and in such manner as Client Company may from time to time require.

         2.       Description of Services

         Service Company will, as and to the extent required for Client Company, keep itself and its personnel available and competent to render to Client Company, the following services:

                  A.       Power Pool Operations

                  The maintenance of a central dispatching office to coordinate the bulk power supply, if any, of Client Company and other client companies working with their Operating Committee, with the objective of reducing power costs and improving service reliability; and in connection with the foregoing to act as Client Company's agent pursuant to the intercompany interchange contract; to prepare the intercompany billing under such contract; to assist in negotiating and administering power purchase contracts on behalf of Client Company and other client companies; to make studies of power costs for use in hearings before regulatory Commissions; to make studies of present and future load characteristics and of future requirements for additional generating and transmission facilities; and, where appropriate, to prepare reports related to these activities.

                  B.       General Executive and Advisory Services

                  To advise and assist the officers and employees of Client Company in connection with various phases of its business and operations, including particularly but not exclusively, those phases which involve coordination of planning or operation between Client Company and other client companies or otherwise have a direct effect not only on Client Company but also on the Southern system or other members thereof.

                  C.       General Engineering

                  The maintenance of an organization staffed and equipped to perform for Client Company general engineering work, including system production and transmission studies, preparation and analysis of electrical apparatus specifications, distribution studies and standards, civil engineering and hydraulic studies and problems, fuel supply studies, advice and assistance in connection with analyses of operations and operating and construction budgets. The members of this group will keep informed as to improvements and developments in the art of generation, transmission and distribution of electricity through frequent contacts with the manufacturers of electrical equipment, through membership in the various national and regional engineering societies and through participation in the committee work of such societies and trade associations of the utility industry. Service Company will make available to Client Company the information thus gained with respect to such developments.

                  D.       Design Engineering

                  To perform detailed design work for Client Company for fossil-fueled generating plants, hydroelectric generating plants, transmission lines and substations and otherwise as required by Client Company; to make available to Client Company and other client companies as required, the services of a specialist or specialists on various phases of plant operation; and also to make available as required, inspection and supervision personnel for generating plant, transmission line and substation and other construction and operation.

                  E.       Purchasing

                  To render services to Client Company in connection with purchasing, including the coordination of group purchasing, and to supply expediting services. All requests for bids shall be made by and purchases confirmed in the name of Client Company or of Service Company as agent therefor, and all contracts of purchase shall be likewise made.

                  F.       Accounting

                  To advise and assist Client Company in connection with the installation of new accounting systems and similar problems, appearances before regulatory commissions, requirements of Federal and State regulatory bodies with respect to accounting, studies of accounting procedures and practices to improve efficiency, book entries resulting from unusual financial transactions, internal audits, employment of independent auditors, preparation and analyses of financial and operating reports and other statistical matters relating to Client Company and other client companies, analyses of securities of other utility companies, preparation of annual reports to stockholders, regulatory commissions, insurance companies and others, standardization of accounting and statistical forms in the interest of economy, and other accounting and statistical matters.

                  G.       Finance and Treasury

                  To advise and assist Client Company on (a) financing matters, including determination of types and times of sale of long and short-term securities, refunding studies, sinking fund problems, and
         (b) all treasury matters, including banking problems and investment of surplus funds, and (c) maintenance of books of accounts and other related corporate records.

                  H.       Taxes

                  To advise and assist Client Company in connection with tax matters, including preparation of Federal and State income and other tax returns and of protests, claims and briefs where necessary, tax accruals, and other matters in connection with Client Company's taxes.

                  I.       Insurance and Pensions

                  To advise and assist Client Company in connection with insurance and pension matters, including contracts with insurers, trustees and actuaries and the placing of blanket and group policies covering Client Company and other client companies, and other insurance problems as required.

                  J.       Corporate

                  To advise and assist Client Company in connection with its corporate affairs, including assistance and suggestions in connection with the preparation of petitions and applications for the issuance of securities, contracts for the sale or underwriting of securities, preparation of schedules of steps required in connection with major financial and other corporate matters and the consummation thereof, and the preparation of various documents required in connection therewith, contacts with trustees, transfer agents and registrars; maintenance of minutes of directors' and stockholders' meetings and other proceedings and of other related corporate records; and also arrangements for stockholders' meetings, including notices, proxies and records thereof and for other types of meetings relating to its securities.

                  K.       Rates

                  To study comparative rate levels for various classes of service, in different areas and for different operating conditions, and keep in touch with trends in rate design, and to make such information available to Client Company; to advise Client Company on matters relating to rates and valuation, the design of new and improved rate schedules, and their effect upon Client Company's revenues, the cost of competitive services, earning trends, the desirability of rate changes, rate audits, service rules and regulations, commodity and tax clauses, minimum charges, metering problems, special industrial contracts, resale rates and rural extension plans; and to assist Client Company in the preparation of petitions and applications required in connection with rate changes.

                  L.       Budgeting

                  To advise and assist Client Company in matters involving the preparation and development of construction and operating budgets, cash and cost forecasts, and budgetary controls.

                  M.       Business Promotion and Public Relations

                  To advise and assist Client Company in area development activities, in the development of residential, commercial and industrial sales programs, in the preparation and use of advertising, and in the determination and carrying out of public information programs, including those arising out of regulatory and legislative matters.

                  N.       Employee Relations

                  To furnish Client Company with advisory services in connection with employee relations matters, including recruitment, employee placement, training, compensation, safety, labor relations and health, welfare and employee benefits.

                  O.       Systems and Procedures

                  To advise and assist Client Company in the formation of good operating practices and methods of procedure, the standardization of forms, the purchase, rental and use of mechanical and electronic data processing, computing and communications equipment, in conducting economic research and planning and in the development of special economic studies.

                  P. Wholesale Power Purchase and Sale To render services to Client Company in connection with the purchase and sale of electric power on the wholesale market, including the purchase and sale of transportation and transmission capacity in connection with power generation and delivery and the negotiation and administration of derivative transactions, including without limitation those entered into pursuant to master swap agreements; to make studies and, where appropriate, prepare reports on present and future requirements and abilities concerning the purchase and sale of electric power for resale; and to perform other services in connection with such sales and purchase as are required.

                  Q.       Other Services

                     To render advice and assistance in connection with such other matters as Client Company may request and Service Company may be able to perform with respect to Client Company's business and operations

3.       Compensation of Service Company

         As compensation for such services rendered to it by Service Company, Client Company hereby agrees to pay to Service Company the cost of such services. Bills will be rendered for the amount of such cost on or before the 10th day of the succeeding month and will be payable on or before the 20th day of such month. Cost of services to be paid by Client Company shall include direct charges and Client Company's pro rata share of certain of Service Company's costs, determined as set forth below:

                                    Direct Charges

                  To the extent that the costs incurred by Service Company in connection with services rendered by it to Client Company can be identified and related to a particular transaction, direct charges will be made by Service Company against Client Company.

                  B.       Prorated Charges

                  Such costs incurred by Service Company each month as cannot be charged by Service Company directly to the companies for which it performs services will be distributed among such companies in a fair and equitable manner as set forth in the Southern Company Services, Inc. Cost Allocation Manual which is incorporated herein by reference. The Service Company may revise the Cost Allocation Manual from time to time, subject to the approval of the Client Company and to any necessary regulatory approval, and the revised Cost Allocation Manual shall be incorporated herein by reference upon the effective date of the revision.

         4.       Companies to be Served

         Service Company agrees that during the term hereof it will render services as required by companies in the Southern System and that all such companies will compensate Service Company as provided in Section 3 hereof.

         5.       Appointment of Service Company as Agent

         Client Company hereby appoints Service Company to act as its agent in the performance of the services furnished pursuant to Sections 2 and 4. Such authorization shall include, without limitation, the rights and authority to perform, negotiate, execute and administer agreements pursuant to which Client Company will (i) purchase and sell electric power for resale, (ii) purchase and sell fuels and related services in connection with power generation, (iii) purchase and sell utility equipment and facilities and related services, (iv) purchase and sell transportation and transmission capacity in connection with power generation and delivery, (v) engage in derivative transactions, including (without limitation) those entered into pursuant to master swap agreements (the "Contracts"), and (vi) purchase and sell other goods and services. Service Company's agency with respect to the Contracts shall include without limitation the right to collect payments required under such Contracts, to advance payments on Client Company's behalf, and to accept and give notices and other communications on behalf of Client Company. .

         6.       Effective Date - Term - Cancellation

         After execution by the parties hereto this agreement shall become effective as of January 10, 2001, subject to receipt of any required regulatory approval, and shall remain in effect until terminated by mutual agreement of said parties.

         It is also understood and agreed that nothing herein shall be construed to release the officers and directors of Client Company from the obligation to perform their respective duties, or to limit the exercise of their powers in accordance with the provisions of law or otherwise, and this agreement shall be cancelled to the extent and from the time that performance hereunder may conflict with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the execution hereof.

         7. Limitation of Liability. As between Client Company and Service Company, Client Company will be solely responsible for all liabilities, obligations, and performance under any Contract executed pursuant to this Agreement, whether or not Service Company's role as agent for Client Company is disclosed to the other party to such contract. Service Company will not warrant or guaranty or otherwise be secondarily liable for performance by Client Company under any Contract or under any other agreement the Client Company may enter in relation to such Contract, including (without limitation) subcontracts, purchase orders and other similar agreements. Client Company shall defend, hold harmless, and indemnify Service Company against any claim made by any third party in connection with the subject matter of such Contract.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers and their respective seals to be affixed as of the day and year first above written.

                                      SOUTHERN COMPANY SERVICES, INC.


                                       By:

                                       Its   President
Attest:


Secretary

                                       SOUTHERN POWER COMPANY


                                       By:

                                       Its   President

Attest:


Secretary